Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Rank One Computing Corp dba ROC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.01 per share	(1)	457(o)	0	$0.00	$23,000,000.00	0.0001381	$3,176.30
Fees to be Paid	Equity	Underwriter's Warrants	(2)	Other	0	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Common Stock under Underwriter's Warrants	(3)	457(o)	0	$0.00	$1,610,000.00	0.0001381	$222.34

Total Offering Amounts:							$24,610,000.00		3,398.64
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$3,398.64

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price attributable to additional common stock that the underwriter has the option to purchase to cover over-allotments, if any.

Includes up to an additional 15% of the total number of common stock sold in the offering to cover over-allotments, if any.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transaction.
(2)	No fee required pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the common stock underlying underwriter’s warrants.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transaction.

Represents common stock underlying warrants issuable to the underwriter to purchase a number of common stock equal to 7% of the total number of common stock sold in this offering at an exercise price equal to 100% of the public offering price of the common stock sold in this offering.